UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
 _____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 4, 2016
_________________________
SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420		38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

489 Fifth Avenue, 18th Floor New York, New York		10017
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 3, 2016, Seritage Growth Properties (the "Company") held its annual meeting of shareholders in New York, New York. The meeting was held to vote on the matters described below.

1. Election of trustees.  David S. Fawer and Thomas M. Steinberg were elected as Class I trustees of the Company, each to hold office until the 2019 annual meeting of shareholders and until his successor is duly elected and qualified. The election of trustees required the vote of at least seventy-five percent of all the votes entitled to be cast. The votes on this matter (including the votes of both Class A common shares and Class B non-economic shares of the Company) were as follows:

Name	For	Against	Abstain	Broker Non-Vote
David S. Fawer	21,615,100	11,634	7,473	2,739,044
Thomas M. Steinberg	21,616,246	10,984	6,977	2,739,044

2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016. Ratification of the appointment of our independent registered public accounting firm required the affirmative vote of a majority of votes at the annual meeting. The votes on this matter (including the votes of both Class A common shares and Class B non-economic shares of the Company) were as follows:

For	Withheld	Abstain	Broker Non-Vote
24,344,363	10,777	18,111	--

Item 8.01 Other Events

On May 4, 2016, the Company announced that its Board of Trustees declared a quarterly dividend for the second quarter of 2016 of $0.25 for each Class A common share and Class C non-voting common share, payable in cash on July 14, 2016 to shareholders of record on June 30, 2016.

A copy of the press release issued by the Company on May 4, 2016 is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
99.1	Press release of Seritage Growth Properties, dated May 4, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

	By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary
Date: May 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Seritage Growth Properties, dated May 4, 2016.